Filed Pursuant to Rule 424(b)(7)

Registration No. 333-201266

P R O S P E C T U S   S U P P L E M E N T

(To prospectus dated February 6, 2015)

SPEED COMMERCE, INC.

Up to 18,626,075 Shares of Common Stock

__________________

The selling shareholders named herein are selling up to 18,626,075 of our common shares. We will not receive any proceeds from the sale of shares to be offered by the selling shareholders. The selling shareholders from time to time may offer and sell the shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale. Common shares may be sold at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing market price of the common shares or at prices to be negotiated with purchasers, which prices may vary between purchasers and during the period of offer and sale of the common shares. No assurance can be given that any such offers and sales will in fact be made.

Our common shares are traded on the NASDAQ Global Market (“NASDAQ”) under the symbol “SPDC.” On March 19, 2015, the last sale price for our common shares was $.71.

Investing in our common shares involves risks that are described in the “Risk Factors” section beginning on page S-4 of this prospectus supplement and the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended March 31, 2014, which are incorporated by reference herein.

________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

________________________

The date of this prospectus supplement is March 20, 2015.

TABLE OF CONTENTS

Prospectus Supplement

We and the selling shareholders are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus we prepare or authorize. Neither we nor the selling shareholders have authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. This document may only be used where it is legal to sell these securities. The information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus or in any related free writing prospectus we prepare or authorize may only be accurate as of the date of the applicable document.

Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on behalf of the selling shareholders to subscribe for and purchase any securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized, to any person to whom it is unlawful to make such an offer or solicitation or by anyone who is not permitted to sell such securities.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference herein and therein and the additional information described in the accompanying prospectus under the heading “Where You Can Find More Information.”

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. The information we have included in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such date.

In this prospectus supplement, unless otherwise specified or the context requires otherwise, we use the terms “Speed Commerce,” the “Company,” “we,” “us” and “our” to refer to Speed Commerce, Inc. and, unless context requires otherwise, its subsidiaries.

SUMMARY

This summary may not contain all the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and those documents incorporated by reference into the prospectus supplement and the accompanying prospectus, including the risk factors and the financial statements and related notes, before making an investment decision.

Speed Commerce, Inc.

Overview

We are a leading provider of end-to-end E-commerce and fulfillment services to retailers and manufacturers. We provide web platform development and hosting, order management, fulfillment, logistics and contact center services which provide clients with easy to implement, cost-effective, transaction-based services and information management tools. We manage over 1.8 million square feet of fulfillment center space in Pennsylvania, Ohio, Missouri and Texas. Our facilities utilize advanced automation technology such as high-efficiency unit sortation, pick-to-pack conveyors and radio frequency (“RF”) scanning. We also operate four customer contact centers to enhance our clients’ brand experience. Our corporate headquarters and web development and technology operations are based in Dallas, Texas with Fifth Gear administration in Indianapolis, Indiana.

Recent Events

On November 21, 2014, we completed the purchase of certain assets of Sigma Holdings LLC under the trade name of Fifth Gear. Total consideration included: $55.0 million in cash at closing (subject to working capital adjustment), and up to 7,000,000 shares of our Common Stock upon Fifth Gear’s achieving certain financial metrics ending for its fiscal year ended December 31, 2014.  The cash paid at closing was funded by the Amended and Restated Credit and Guaranty Agreement. The combined fair value of the earn-out consideration was estimated to be $10.4 million. We have not yet finalized the preliminary assessment of the fair value of tangible assets and intangible assets separate from goodwill.

On November 21, 2014, we entered into a five-year, $100 million Amended and Restated Credit and Guaranty Agreement with various lenders. Upon the closing of the Amended and Restated Credit Facility, $100 million was funded to us, less certain fees and costs. The principal amount of the loans provided under the Amended and Restated Credit Facility are subject to repayment through an annual excess cash sweep and will be amortized at a rate of 2.5% annually through September 30, 2015, a rate of 3.0% annually through September 30, 2016, a rate of 3.5% annually through September 30, 2017, a rate of 5.0% annually through the remaining term of the credit facility. The remaining principal balance is due and payable on November 21, 2019. The Amended and Restated Credit Facility replaced in its entirety our existing credit facility dated on July 9, 2014.

On July 9, 2014, we entered into an Asset Purchase Agreement with Wynit Distribution, LLC to sell substantially all of the assets of our legacy Distribution business. The total purchase price for the Distribution business was $15 million. As of December 31, 2014, we has recognized a gain of $2.1 million on the sale which remains subject to final adjustments. Pursuant to the Asset Purchase Agreement, $5 million of the purchase price was paid in cash and up to an additional $10 million is payable to us under a promissory note that is secured by all of Buyer’s assets. Our security interest in the buyer’s assets is subordinated to the buyer’s secured lenders. There are no principal payments under the promissory note during the first year following the closing of the transaction, with the principal balance being amortized over three years during the second through fourth years following the closing of the transaction. The promissory note amount will be reduced if certain amounts are payable by us to buyer in connection with certain post-closing adjustments. Potential adjustments include, among other things, a final working capital adjustment. We have adjusted the value of the promissory note to $1.5 million based on estimated adjustments but have not yet finalized all post-closing adjustments that may impact the value of the promissory note with the buyer. In connection with the sale, we and the buyer also entered into a transition services agreement to provide one another with certain transitional services. The Distribution business has been reclassified as discontinued operations in the consolidated financial statements for all periods presented.

On June 2, 2014, we closed a private offering with institutional investors for approximately $10 million of our Series C Preferred Stock. Under the terms of the offering, we sold an aggregate of 3,333,333 shares of our Series C Preferred Stock and issued five-year warrants to purchase an additional 833,333 shares of Common Stock for $3.50 per share, for an aggregate purchase price of $10 million. The net proceeds of the offering were used to pay down indebtedness and for general corporate purposes.

On March 16, 2015, the Company entered into an Exchange and Settlement Agreement (the “Exchange Agreement”) pursuant to which it exchanged an aggregate of 344,011.10 shares of the Company’s Series D Preferred Stock (the “Series D Preferred Stock”) for all the outstanding shares of the Company’s Series C Preferred Stock held by the original Series C Preferred Stock institutional holders (the “Investors”). The effect of the Exchange was to restructure the terms of its outstanding Series C Preferred Stock to, among other things, lower the annual dividend rate from 7% to 5%, reduce the conversion price at which shares will convert into the Company’s common stock from $3.00 to $1.50, reduce the price at which the Company has the right to force the conversion of the preferred stock from $5.00 to $2.50 and limit the voting rights of the holders in compliance with NASDAQ rules. The restructuring was effected by exchanging one share of a newly established Series D Convertible Preferred Stock (the “Series D Preferred Stock”), which has a stated value of $30 per share, for each ten shares of outstanding Series C Preferred Stock, which has a stated value of $3 per share, plus accrued dividends. In the exchange, the Company issued a total of 344,001.10 shares of Series D Preferred Stock. In connection with the issuance of the Series D Preferred Stock, the Company entered into a registration rights agreement with the Investors.

In June 2014, we announced the launch of SARA X, a pre-configured accelerator for Oracle Commerce.  SARA X is targeted to midsize E-commerce retailers as a lower cost E-commerce platform that can be launched quickly. SARA X is pre-configured with features and functionality generally found in E-commerce web sites with a fully customizable “look & feel” to represent the retailer’s brand.

Our Business

We offer an end-to-end outsourcing solution to our clients allowing them to have a single point of contact and integration for their E-commerce business and logistics management. We offer a flexible suite of services that allow us to customize our solutions and services to the needs of each client. The services to be provided and service levels for each client are defined by the terms of the written contract with each client. While we maintain client inventory at our fulfillment centers, we rarely own any of the inventory. Our earned revenue is based upon transaction fees earned from the services performed in accordance with the contract provisions. Recurring contract service elements are charged based upon the number of transactions processed and recognized as the services are performed. Upfront costs to onboard clients, including web site development, are deferred and recognized over the expected life of the relationship with the client.

Our clients include retailers such as The Army & Air Force Exchange Service and Navy Exchange Service Command, Justice, Yankee Candle, and Avenue With the addition of Fifth Gear in November 2014, our client base expanded to include, among others, Burger King, Lens.com, Smithsonian Institute, Zeeberry.com and popular pet specialty companies, Dog.com, Horse.com and Petbox. In October, we launched our E-commerce solution with Lowe’s Mexico, our first client in Mexico.

As a result of the acquisition of Fifth Gear, we have significantly expanded our fulfillment services infrastructure and the combined company has opportunities to cross-market web site and development and fulfillment services to its expanded customer base. The expanded footprint of our combined fulfillment centers affords clients greater flexibility to manage their inventory levels and cost structures. Fifth Gear’s client base includes a number of clients that are less subject to seasonal retail trends.

THE OFFERING

Common Shares Offered by the Selling Shareholders	Up to 18,626,075 shares.

Use of Proceeds	The selling shareholders will receive all of the net proceeds from this offering and we will not receive any proceeds from the sale of shares in this offering.

Selling Shareholders

All of the common shares are being offered by the selling shareholders named herein. The selling shareholders received the shares in connection with the Company’s acquisition of SpeedFC. See “Selling Shareholders.”

Plan of Distribution

The selling shareholders named in this prospectus supplement from time to time may offer and sell the shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale. No assurance can be given that any such offers and sales will in fact be made. See “Plan of Distribution.”

Risk Factors

Investing in our common shares involves risks. See the “Risk Factors” section beginning on page S-4 of this prospectus supplement and the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended March 31, 2014, which are incorporated by reference herein, for a discussion of factors you should carefully consider before deciding to invest in our common shares.

NASDAQ Symbol	SPDC

RISK FACTORS

Investing in our common shares involves risks. You should consider carefully the risks and uncertainties described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 31, 2014 filed with the SEC on June 23, 2014, and in other documents that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and created under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts are statements that could be deemed forward-looking statements. We have based those forward-looking statements on our current expectations and projections about future results. When we use words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “could,” “would” and variations of these words or similar expressions, we do so to identify forward-looking statements. In addition, any information or statements that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking, and based on our current expectations, forecasts and projections about the operating environment, economies and markets in which we operate. Forward-looking statements reflect our current estimates, beliefs and assumptions, which are based on management’s perception of historic trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances, such as certain assumptions about the economy, as well as market, financial and operational assumptions. Management’s estimates, beliefs and assumptions are inherently subject to significant business, economic, competitive and other uncertainties and contingencies regarding future events and, as such, are subject to change. We can give no assurance that such estimates, beliefs and assumptions will prove to be correct. Forward-looking statements involve known and unknown risks, uncertainties and other factors and assumptions that may cause actual results, performance or achievements to differ materially. Such factors include, but are not limited to:

●	our service fee revenue and gross margin is dependent upon our clients’ business and transaction volumes and our costs;

●	we may incur significant expenditures to expand our business which may reduce our ability to achieve or maintain profitability;

●	technological developments, particularly software as a service application, electronic transfer and downloading could adversely impact sales, margins and results of operations;

●	our restructuring and integration efforts, may have unpredictable outcomes, including the possibility of us incurring additional restructuring charges;

●	the seasonality and variability in our business could adversely affect our results of operations;

●	the divestiture of our distribution business could result in post-transaction payments and adjustments;

●	our ability to meet our significant working capital requirements or if working capital requirements change significantly;

●	certain of our contracts are terminable at will or contain penalty provisions;

●	we may incur financial penalties if we fail to meet contractual service levels under client service agreements;

●

the expected benefits of our acquisition of Fifth Gear or any future acquisitions may not be realized, and the indemnification obligations owed to us in connection with that transaction may be insufficiently supported;

●	future acquisitions or divestitures could disrupt business, including the potential failure of successfully integrating future-acquired companies;

●	our ability to use net operating loss carryforwards to reduce future tax payments may be limited; and

●	our E-commerce business has inherent cybersecurity risks that may disrupt our business.

You should keep in mind that any forward-looking statement we make in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors, including those set forth under the heading “Risk Factors” elsewhere in this prospectus supplement and the documents incorporated by reference, may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty, and do not intend, to update or revise the forward-looking statements we make in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or elsewhere, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the future events or circumstances described in any forward-looking statement we make in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference or elsewhere, might not occur.

You should carefully consider the “Risk Factors” and subsequent public statements, or reports filed with or furnished to the SEC, before making any investment decision with respect to our securities. If any of these trends, risks, assumptions or uncertainties actually occurs or continues, our business, financial condition or results of operations could be materially adversely affected, the trading prices of our securities could decline and you could lose all or part of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

USE OF PROCEEDS

The selling shareholders will receive all of the net proceeds from this offering. We will not receive any proceeds from the sale of our common shares in this offering. We will pay the transaction expenses, other than commissions and discounts of agents and broker-dealers and transfer taxes, if any, associated with the sale of shares by the selling shareholders. See “Selling Shareholders.”

SELLING SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common shares held by the selling shareholders as of March 20, 2015, the number of shares being offered hereby and information with respect to shares to be beneficially owned by the selling shareholders after this offering is completed assuming all the shares offered hereby are sold. As of the date hereof, based on information provided to us by or on behalf of the selling shareholders, each of the selling shareholders listed in the table below (together with the information in any relevant footnote) is the beneficial owner and holder of record of our common shares appearing next to the name of the applicable selling shareholder in such table. Percentage of beneficial ownership is based on 66,010,855 common shares outstanding as of February 6, 2015. No assurance can be given that any offers and sales by the selling shareholders will in fact be made.

The following table is based on information provided by or on behalf of the selling shareholders. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Information about the selling shareholders may change over time. Any changed information provided to us by the selling shareholders will be set forth in prospectus supplements if and when necessary. The selling shareholders may offer all or part of the shares covered by this prospectus supplement at any time or from time to time. We do not know how long the selling shareholders will hold the shares before selling them (if they choose to do so), and we currently have no agreements, arrangements or understandings with any of the selling shareholders regarding the sale of any of the shares, other than the Registration Rights Agreement discussed below.

Name of Selling Shareholder	Common Shares Beneficially Owned Prior to This Offering		Maximum Number of Shares Offered	Common Shares Beneficially Owned After This Offering (1)
	Number	%		Number	%

Jeffrey B. Zisk(2)(3)	11,331,847	17.16%	11,301,374	30,473	*
M. David Bryant (4)	3,940,017	5.96%	3,894,684	45,333	*
Robert J. Potter	970,444	1.47%	970,444	--	*
Robert J. Potter Foundation	76,196	*	76,196	--	*
H & MJ Investments	573,685	*	573,685	--	*
Vanessa Castagna	293,063	*	293,063	--	*
Rogers-O'Brien Construction Co., Inc. (5)	248,435	*	248,435	--	*
John Scarisbrick	248,435	*	248,435	--	*
George Huber	248,435	*	248,435	--	*
Gerald D. Rogers	248,435	*	248,435	--	*
Joel Williams	248,435	*	248,435	--	*
Alexander Jacobs	1,005	*	1,005	--	*
Craig Zisk & Katrina Dornig	82,752	*	82,752	--	*
Neil Cohen	55,299	*	55,299	--	*
Jason Smen	9,224	*	9,224	--	*
William Pendergast	55,201	*	55,201	--	*
Don Akins	15,722	*	15,722	--	*
Debra Moody	55,201	*	55,201	--	*
_____________________

*	Represents beneficial ownership of less than one percent (1%) of our common shares, individually and in the aggregate.
(1)	Assumes all common shares offered pursuant to this prospectus supplement all sold.
(2)	Includes 1,457,117 and 364,323 shares owned by the Jennifer Kate Partnership LP and the Zisk Family Partnership LP, respectively, of which Mr. Zisk has sole voting and dispositive power.
(3)	Includes 19,958 shares of Common Stock issuable upon exercise of outstanding options exercisable within sixty days of March 20, 2015 and 10,515 shares.
(4)	Includes 45,333 shares of Common Stock issuable upon exercise of outstanding options exercisable within sixty days of March 20, 2015 and 0 shares.
(5)

Mr. Preston McAfee is the Chief Executive Officer and President of Rogers-O’Brien Construction Co., Inc., a Texas corporation. Mr. McAfee may be deemed to have investment discretion and voting power over such shares. Mr. McAfee owns no other shares of the Company.

The above listed shares of common stock were issued in connection with our November 2012 acquisition of SpeedFC, Inc. In connection with the acquisition, we entered into a registration rights agreement (the “Registration Rights Agreement”) for the benefit of the holders of the common shares issued in connection with our acquisition of SpeedFC, Inc. Pursuant to the Registration Rights Agreement, the selling shareholders named in the table above exercised certain of their demand and “piggyback” registration rights to request that we file a registration statement for the resale of their shares.

Pursuant to the terms of the Registration Rights Agreement, the selling shareholders will pay certain costs related to the sale of shares, such as commissions and discounts of agents or broker-dealers and transfer taxes, if any. We will bear all other costs, fees and expenses incurred in effecting the registration and qualification of the shares covered by this prospectus supplement, including, without limitation, all registration and filing fees and expenses of our counsel and our accountants. The expenses of the offering are estimated at $20,000. We have also agreed to indemnify the selling shareholders against certain liabilities, including liabilities arising under the Securities Act, or to contribute to payments that the selling shareholders may be required to make in respect of these liabilities.

Mr. Zisk was President of the Company’s wholly-owned subsidiary Speed Commerce Corp. until February 4, 2015. He currently is a director of the Company. Mr. Bryant resigned as a director of the Company on February 17, 2015.

PLAN OF DISTRIBUTION

We have registered up to 18,626,025 common shares for possible sale by the selling shareholders named herein. The selling shareholders may offer and sell all or a portion of the common shares covered by the prospectus supplement from time to time, in one or more or any combination of the following transactions:

•	on any national securities exchange or quotation service on which the common shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in privately negotiated transactions;

•	in a block trade in which a broker-dealer will attempt to sell the offered shares as agent but may position or resell a portion of the block as a principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus; and/or

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers.

We are not aware of any plans, arrangements or understandings between the selling shareholders and any broker-dealer or agent regarding the sale of the common shares by the selling shareholders. Common shares may be sold at fixed prices or non-fixed prices, such as prices determined by reference to the prevailing market price of the common shares or at prices to be negotiated with purchasers, which prices may vary between purchasers and during the period of offer and sale of the common shares. No assurance can be given that any such offers and sales will in fact be made. In addition, we do not assure you that the selling shareholders will not transfer, devise or gift the common shares by other means not described in this prospectus supplement. Moreover, any common shares covered by this prospectus supplement that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus. We incorporate by reference into this prospectus (1) the documents listed below, (2) any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act following the date of this prospectus and prior to the termination of the offering covered by this prospectus and any prospectus supplement and (3) any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, in each case other than information furnished to the SEC under Items 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

Our Annual Report on Form 10-K for our fiscal year ended March 31, 2014, filed with the SEC on June 23, 2014;

Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 8, 2014;

Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the SEC on November 10, 2014;

Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2014, filed with the SEC on February 9, 2015; and,

Our Current Reports on Form 8-K filed with the SEC on April 4, 2014, June 3, 2014, July 9, 2014 (as amended July 14, 2014), July 14, 2014, August 15, 2014, October 3, 2014, October 27, 2014, October 30, 2014, November 26, 2014 (as amended February 4, 2015), February 19, 2015, March 9, 2015 and March 16, 2015.

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC November 1993, including any amendments or reports for the purpose of updating such information.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:

Speed Commerce, Inc.

1303 E. Arapaho Road, Suite 200

Richardson, Texas 75081

(866) 377-3331

Attention: Corporate Secretary

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-201266

PROSPECTUS

SPEED COMMERCE, INC.

$100,000,000

Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Warrants
Units

25,626,075 Shares of Common Stock Offered by the Selling Shareholders

This prospectus will allow us to offer and sell up to an aggregate of $100,000,000 of our senior debt securities, subordinated debt securities, common stock, preferred stock, warrants and units from time to time at prices and on terms to be determined at or prior to the time of the offering.  In addition, the selling shareholders to be named in a prospectus supplement may offer and sell up to an aggregate of 25,626,075 shares of common stock, from time to time, on the terms described in this prospectus or in the applicable prospectus supplement, if any.  We or the selling shareholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.  If we or the selling shareholders offer and sell these securities to or through underwriters, dealers or agents, their names and other applicable details will be included in a prospectus supplement.

This prospectus describes the general terms of the securities we may offer.  The specific terms of any securities and the specific manner in which we will offer them will be included in a supplement to this prospectus relating to that offering.

We encourage you to carefully read this prospectus and any applicable prospectus supplement before you invest in our securities.  We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements.

Our common stock, no par value per share, is listed on the Nasdaq Global Market under the symbol “SPDC.” As of February 5, 2015, the closing price of our common stock was $2.47 per share.

Investing in our common stock involves risks.  You should carefully consider all of the information set forth in this prospectus, including the risk factors set forth under “Risk Factors” on page 9 of this prospectus, as well as the risk factors and other information in any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement, before deciding to invest in our common stock.  See “Incorporation of Certain Information By Reference.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is February 6, 2015

TABLE OF CONTENTS

About This Prospectus	2

Forward-Looking Statements	3

Where You Can Find More Information	4

Incorporation Of Certain Information By Reference	4

About Speed Commerce, Inc.	6

Risk Factors	10

Use Of Proceeds	11

Ratio Of Earnings To Fixed Charges	11

Description Of Debt Securities	12

Description Of Capital Stock	19

Description Of Warrants	23

Description Of Units	24

Plan Of Distribution	25

Selling Shareholders	25

Legal Matters	26

Experts	28

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process.  Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total offering price of $100,000,000 and the selling shareholders to be named in a prospectus supplement may sell up to 25,626,075 shares of common stock.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  In addition, if the selling shareholders offer securities to or through underwriters, dealers or agents, their names and other applicable details will be included in a prospectus supplement.  Any such prospectus supplement may also add, update or change information contained in this prospectus.  You should read both the prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should not assume that the information in this prospectus, any accompanying prospectus supplement or any documents we incorporate by reference into this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents.  Our business, financial condition, results of operations and prospects may have changed since those dates.

We have not authorized any selling shareholder, dealer, salesman or other person to give you any information or to make any representations other than those contained in this prospectus and in the documents we incorporate into this prospectus.  You should not rely on any information or representations that are not contained in this prospectus or in the documents we incorporate by reference.

This prospectus is not an offer to sell, or a solicitation of an offer to buy, the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.  Delivery of this prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to the date hereof.

In this prospectus, all references to the “Company,” “Speed Commerce,” “we,” “us” and “our” refer to Speed Commerce, Inc., a Minnesota corporation, and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  These statements involve known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “intend,” “expect,” “plan,” “budget,” “forecast,” “guidance,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” or “continue,” or the negative of such terms or other comparable terminology.  You are cautioned that such forward-looking statements involve significant known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by those forward-looking statements.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management.  These estimates and assumptions reflect management’s best judgment based on currently known market conditions and other factors.  Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties beyond our control.  In addition, management’s assumptions may prove to be inaccurate.  We caution you that the forward-looking statements contained in this prospectus and in the documents incorporated by reference into this prospectus are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking statements or events will occur.  Future results may differ materially from those anticipated or implied in forward looking statements due to factors described below and other factors that are unknown to us.  If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our future results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  Such factors include, but are not limited to, the matters set forth below:

●	our service fee revenue and gross margin is dependent upon our clients’ business and transaction volumes and our costs;

●	we may incur significant expenditures to expand our business which may reduce our ability to achieve or maintain profitability;

●	technological developments, particularly software as a service application, electronic transfer and downloading could adversely impact sales, margins and results of operations;

●	our restructuring and integration efforts may have unpredictable outcomes, including the possibility of us incurring additional restructuring charges;

●	the seasonality and variability in our business and decreased sales could adversely affect our results of operations;

●	the divestiture of our distribution business could result in post-transaction payments and adjustments;

●	our ability to meet our significant working capital requirements or if working capital requirements change significantly;

●	our service fee revenue and gross margin are dependent upon transaction volume, which volume may differ from our projections;

●	certain of our contracts are terminable at will or contain penalty provisions;

●	we may incur financial penalties if we fail to meet contractual service levels under client service agreements;

●	the expected benefits of our acquisitions may not be realized, and the indemnification obligations owed to us in connection with transactions may be insufficiently supported;

●	future acquisitions or divestitures could disrupt business, including the potential failure of successfully integrating future-acquired companies;

●	our ability to use net operating loss carryforwards to reduce future tax payments may be limited; and

●	our e-commerce business has inherent cybersecurity risks that may disrupt our business.

A detailed statement of risks and uncertainties is contained in our reports to the SEC, including, in particular, our Annual Report on Form 10-K for the year ended March 31, 2014 and other public filings and disclosures. Investors and shareholders are urged to read these documents carefully.

The forward-looking statements speak only as of the date made, and other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus.  This prospectus, which is included in the registration statement, does not contain all of the information in the registration statement.  For further information regarding the Company and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly and current reports and proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings are also available to the public on the SEC’s Internet website at www.sec.gov.  Our Internet website address is www.speedcommerce.com.  Information contained on our website is not part of this prospectus, unless specifically so designated and filed with the SEC.

We furnish holders of our common stock with annual reports containing audited financial statements prepared in accordance with accounting principles generally accepted in the United States following the end of each fiscal year.  We file reports and other information with the SEC pursuant to the reporting requirements of the Exchange Act.

Descriptions in this prospectus of documents are intended to be summaries of the material, relevant portions of those documents, but may not be complete descriptions of those documents.  For complete copies of those documents, please refer to the exhibits to the registration statement and other documents filed by us with the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents.  The information incorporated by reference is an important part of this prospectus and later information that we file with the SEC will automatically update and supersede this information.  Therefore, before you decide to invest in a particular offering under this shelf registration, you should always check for reports we may have filed with the SEC after the date of this prospectus.  We incorporate by reference into this prospectus (1) the documents listed below, (2) any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act following the date of this prospectus and prior to the termination of the offering covered by this prospectus and any prospectus supplement and (3) any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, in each case other than information furnished to the SEC under Items 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus:

Our Annual Report on Form 10-K for our fiscal year ended March 31, 2014, filed with the SEC on June 23, 2014;

Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, filed with the SEC on August 8, 2014;

Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the SEC on November 10, 2014;

Our Current Reports on Form 8-K filed with the SEC on April 4, 2014, June 3, 2014, July 9, 2014 (as amended July 14, 2014), July 14, 2014, August 15, 2014, October 3, 2014, October 27, 2014, October 30, 2014 and November 26, 2014 (as amended February 4, 2015); and

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC November 1993, including any amendments or reports for the purpose of updating such information.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference).  Requests for such copies should be directed to:

Speed Commerce, Inc.

1303 E. Arapaho Road, Suite 200

Richardson, Texas 75081

(866) 377-3331

Attention: Corporate Secretary

ABOUT SPEED COMMERCE, INC.

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should carefully read the entire prospectus, including the information incorporated by reference in this prospectus before making an investment decision.

Speed Commerce, Inc.

Speed Commerce, Inc. (the “Company”, “Speed Commerce”, “we” or “us”) is a leading provider of flexible end-to-end E-commerce services to retailers and manufacturers. We provide web platform development and hosting, order management, fulfillment, logistics and contact center services which provide clients with easy to implement, cost-effective, transaction-based services and information management tools.

We manage over 1.3 million square feet of fulfillment center from our facilities in Columbus, Ohio and Dallas, Texas, utilizing advanced automation technology such as high-efficiency unit sortation, pick-to-pack conveyors and radio frequency (“RF”) scanning. We also operate three customer contact centers to enhance our clients’ brand experience. Our corporate headquarters and web development and technology operations are based in Dallas, Texas.

General

We are a Minnesota corporation formed in 1983. Our principal executive office is currently located at 1303 E. Arapaho Road, Suite 200, Richardson, Texas 75081, and our telephone number is (866) 377-3331. Our website address is www.speedcommerce.com. Our Common Stock is listed on the NASDAQ Global Market under the symbol “SPDC”.

Recent Developments

Fifth Gear Acquisition and Amended and Restated Credit Facility

On November 21, 2014, the Company, together with certain of its subsidiaries, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Sigma Holdings, LLC, together with certain of its subsidiaries, affiliates and shareholders (collectively, the “Sellers”). Under the Purchase Agreement, concurrent with the date of the Purchase Agreement, the Company purchased substantially all of the assets which were operated under the trade name Fifth Gear (the “Fifth Gear Assets”).

Pursuant to the Purchase Agreement, the consideration paid for the Fifth Gear Assets at closing was $55 million (the “Purchase Price”). Additionally, up to 7,000,000 shares of Speed Commerce, Inc. common stock may be issued to the Sellers as a contingent payment, with the number of shares to be issued, if any, to be determined based upon on the adjusted EBITDA achieved as a result of the financial performance of the Fifth Gear Assets during the 2014 calendar year. The Purchase Agreement contains customary representations, warranties and indemnification provisions, as well as a customary escrow holdback in connection with the obligations of Sellers.

On November 21, 2014, we also entered into an Amended and Restated Credit and Guaranty Agreement in connection with a $100 million term loan credit facility with various lenders and Garrison Loan Agency Services, LLC (“Garrison”) acting as agent (the “Amended and Restated Credit Facility”). Upon the closing of the Amended and Restated Credit Facility, the full $100 million available under this facility was funded to the Company, less certain fees and costs. The Amended and Restated Credit Facility replaced in its entirety the existing credit facility discussed above.

The funds provided to the Company pursuant to the Amended and Restated Credit Facility bear an interest rate equal to the LIBOR rate, plus 7.5%, except upon an event of default. The LIBOR rate for all loans under the Credit Facility is subject to a minimum level of 1.0%. The principal amount of the loans provided under the Amended and Restated Credit Facility are subject to repayment through an annual excess cash sweep and will be amortized at a rate of 2.5% annually through September 30, 2015, a rate of 3.0% annually through September 30, 2016, a rate of 3.5% annually through September 30, 2017, a rate of 5.0% annually through the remaining term of the credit facility. The remaining principal balance is due and payable on November 21, 2019.

The Credit Facility contains customary affirmative and negative covenants. The financial covenants include a limitation on capital expenditures, a minimum EBITDA level, a maximum fixed charge coverage ratio, and a maximum indebtedness to EBITDA ratio. The creation of indebtedness outside the credit facility, creation of liens, making of certain investments, sale of assets, and incurrence of debt are all either limited or require prior approval from Garrison and/or the other lenders under the Amended and Restated Credit Facility. This credit facility also contains customary events of default such as nonpayment, bankruptcy, and change in control, which if they occur may constitute an event of default.

Funds provided pursuant to the Amended and Restated Credit Facility are available for use in connection with general corporate purposes. The Credit Facility is secured by a first priority security interest in substantially all of the Company’s assets.

Sale of Distribution Segment and Financing

On July 9, 2014, the Company, together with certain of its subsidiaries (collectively, the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Wynit Distribution, LLC, together with certain of its subsidiaries (collectively, the “Buyers”). Under the Purchase Agreement, the Buyers purchased substantially all of the assets of the Company’s retail distribution and software publishing business (the “Navarre Business Assets”) on July 9, 2014. In connection with the sale, the Company and the Buyer also entered into a transition services agreement to provide one another with certain transitional services.

The total consideration under the Purchase Agreement for the Navarre Business Assets (the “Purchase Price”) is $15 million. Pursuant to the Purchase Agreement, $5 million of the Purchase Price is to be paid to the Company in cash. Up to an additional $10 million is payable to the Company under a promissory note (the “Promissory Note”) that is secured by all of Buyer’s assets. The Company’s security interest in the buyer’s assets is subordinated to the buyer’s secured lenders. As of September 30, 2014, the Company has recognized a gain of $3.9 million on the sale which is subject to final adjustments.  There are no principal payments under the promissory note during the first year following the closing of the transaction, with the principal balance being amortized over three years during the second through fourth years following the closing of the transaction. The Promissory Note amount will be reduced if certain amounts are payable by the Company to buyer in connection with certain post-closing adjustments to the Purchase Price. Potential adjustments include, among other things, a working capital adjustment and an adjustment in connection with the repurchase of certain uncollectible accounts receivable. The Company has adjusted the value of the Promissory Note to $3.3 million as of September 30, 2014 based on estimated adjustments, but has not yet settled certain any post-closing adjustments that will impact the value of the Promissory Note with the buyer. In connection with the sale, the Company and the buyer also entered into a transition services agreement to provide one another with certain transitional services. On July 9, 2014, the Company entered into a five-year, $50 million term loan credit facility with various lenders and Garrison Loan Agency Services, LLC (“Garrison”) acting as agent (the “Credit Facility”). Upon the closing of the Credit Facility, $35 million was funded to the Company, less certain fees and costs (the “Closing Date Loans”). An additional $15 million delayed draw term loan is available to the Company under the Credit Facility, which can be drawn prior to January 1, 2016, if the Company is in compliance with certain obligations under the Credit Facility (the “Delayed Draw Loan”). The principal amount of all loans provided under the Credit Facility will be amortized at 2.5% annually, with the remaining principal balance being due and payable on July 9, 2019. The Credit Facility was repaid in full and replaced with the Amended and Restated Credit Facility.

Series C Stock Sale

On June 2, 2014, we entered into a Purchase Agreement, or the Purchase Agreement, pursuant to which we issued and sold to institutional investors, or the investors, for approximately $10,000,000 an aggregate of 3,333,333 shares of our Series C Convertible Preferred Stock, or the Series C Preferred Stock, and warrants to purchase an aggregate of up to 833,333 shares of our Common Stock, or the Warrants.

The Series C Preferred Stock accrues dividends at an annual rate of 7% payable in cash or, at our option with respect to dividends accrued during the first year, additional shares of Series C Preferred Stock, and is convertible at any time commencing six months after issuance into common stock of the Company at a conversion price of $3.00 per share (subject to adjustment). We have the right to force the conversion of the Series C Preferred Stock in the event that our Common Stock trades above $5.00 per share (subject to adjustment) for 28 trading days in a 30 consecutive trading day period commencing on the initial convertibility date provided that the conversion stocks are registered pursuant to an effective registration statement available for resale and certain other conditions are met. Commencing on the one-year anniversary of the issuance date, we also have the right to call the outstanding Series C Preferred Stock at a redemption price per share equal to 110% of the stated value per share of the Series C Preferred Stock, plus accrued and unpaid dividends thereon, provided that the conversion shares are registered pursuant to an effective registration statement available for resales and certain other conditions are met.

The Series C Preferred Stock will participate pari passu with the holders of our Common Stock (on an as-converted basis) in our net assets after the satisfaction in full of our debts and the payment of any liquidation preference owed to the holders of shares of our capital share ranking prior to the Series C Preferred Stock upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary. Consolidation or merger of the Company into or with any other entity or entities will not be deemed to be a liquidation, but the sale, lease or conveyance of all or substantially all our assets (subject to certain exceptions) will be deemed a liquidation.

In addition to any class voting rights provided by law and the Certificate of Designation establishing the Series C Preferred Stock, the holders of Series C Preferred Stock will have the right to vote together with the holders of our Common Stock as a single class on any matter on which the holders of our Common Stock are entitled to vote (including the election of directors) in addition to any class voting rights provided by law and as otherwise provided in the Certificate of Designation. The holders of our Series C Preferred Stock are entitled to cast one vote for each share of common stock that would be issuable upon the conversion of all the shares of Series C Preferred Stock held by such holder (subject to certain exceptions) on the record date for the determination of shareholders entitled to vote.

The Warrants are exercisable at any time six months after their issuance and entitle the holders to purchase shares of our Common Stock for a period of five years from the date of the Warrants. The Warrants are exercisable at an exercise price of $3.50 per share (subject to adjustment). We have the right to force the exercise of the Warrants for cash in the event that our Common Stock trades above $6.00 (subject to adjustment) for 28 trading days in a period of 30 consecutive trading days after the initial exercisability date, provided that the warrant shares are registered pursuant to an effective registration statement available for resales and certain other conditions are met. In connection with certain specified “fundamental transactions” or a “change of control” the holders of the Warrants have the right to require us to repurchase the Warrants for their Black-Scholes value calculated as provided in the Warrants.

The Series C Preferred Stock and the Warrants contain customary anti-dilution provisions as well as “ratchet” anti-dilution provisions that adjust the conversion or exercise price in the event of common stock or equivalent issuances at a price below the conversion or exercise price. A “full ratchet” provision applies during the period from issuance to the six-month anniversary and thereafter a weighted average ratchet provision applies, but in no event will the anti-dilution provision cause a reduction in the conversion or exercise price lower than a price that would require shareholder approval under applicable NASDAQ rules, which we have no obligation to obtain. Future issuances of our Common Stock or equivalents thereof, subject to specified exceptions, at a price below the conversion price or exercise price of the Series C Preferred Stock or the Warrants respectively, will cause the conversion or exercise price to be reduced to the issuance price in the event of a “full” ratchet and in the event of a “weighted average” ratchet a proportional decrease of the conversion or exercise price based on the number of shares issued as it relates to the number of then outstanding shares and the consideration received. Implementation of either ratchet provision will result in additional shares that may be obtained on conversion or exercise and may result in dilution to the existing shareholders.

In connection with the Purchase Agreement, we entered into a Registration Rights Agreement with the investors pursuant to which we agreed to file a registration statement to register the shares of our Common Stock issuable upon conversion of the Series C Preferred Stock and the Warrants. The Company filed a registration statement with respect to such shares, which was declared effective by the SEC on July 25, 2014.

RISK FACTORS

An investment in our securities involves risks.  We urge you to carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Incorporation of Certain Information by Reference,” including our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q.  This prospectus also contains forward-looking statements that involve risks and uncertainties.  Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement.  If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we may use the net proceeds from the sale of the offered securities for various business purposes, including strategic acquisitions, capital expenditures, working capital, the repurchase and redemption of our securities and other general corporate purposes.  From time to time, we may invest any such proceeds in short-term marketable securities.  We are not currently in negotiations with any potential targets, however, we may elect to use the proceeds from the sale of the offered securities to acquire assets and businesses in our industry that from time to time become available to us provided that such acquisitions are deemed to be in the best interests of our Company and our shareholders by our board of directors.

Selling shareholders may offer and sell up to an aggregate of 25,626,075 shares of our common stock from time to time under this prospectus.  We will not receive proceeds of any sale of securities by selling shareholders.

RATIO OF EARNINGS TO FIXED CHARGES

We have computed the following ratio of earnings to fixed charges for each of the following periods on a consolidated basis.  You should read the following ratio in conjunction with our consolidated financial statements and the notes to those financial statements that are incorporated by reference in this prospectus.

						Six Months Ended
	Year Ended March 31,					September 30,
	2010	2011	2012	2013	2014	2014
Ratio of Earnings to Fixed Charges(1)	(2)	(2)	(2)	(2)	(2)	(3)

(1)

In calculating the ratio of earnings to fixed charges, “earnings” consist of pretax income (loss) before adjustment for income or loss from equity investees, plus fixed charges, plus amortization of capitalized interest, plus distributed income of equity investees, plus our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, less interest capitalized, less preference security dividend requirements of consolidated subsidiaries, less the noncontrolling interest in pre-tax income of subsidiaries that have no incurred fixed charges.  ”Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt costs and preference security dividend requirements of consolidated subsidiaries.

(2)	Earnings for the years ended March 31, 2010 through 2014 were inadequate to cover fixed charges by $14,546, $11,132, $9,978, $6,223, and $7,579 thousand, respectively.

(3)	Earnings for the six months ended September 30, 2014 were inadequate to cover fixed charges by $5,133 thousand.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate.  A prospectus supplement will describe the terms relating to any debt securities to be offered in greater detail and may provide information that is different from this prospectus.  If the information in the prospectus supplement with respect to the particular debt securities being offered differs from this prospectus, you should rely on the information in the prospectus supplement.

The debt securities will be senior debt securities or subordinated debt securities.  The senior debt securities will be issued under an indenture (the “Senior Indenture”), to be entered into between us and a trustee named in the applicable prospectus supplement, as trustee (the “Senior Trustee”), and the subordinated debt securities will be issued under a separate indenture (the “Subordinated Indenture”) to be entered into between us and a trustee to be named in the applicable prospectus supplement, as trustee (the “Subordinated Trustee”).  The term “Trustee” used in this prospectus shall refer to the Senior Trustee or the Subordinated Trustee, as appropriate.  The Senior Indenture and the Subordinated Indenture are sometimes collectively referred to herein as the “Indentures” and individually as “Indenture.” The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”), and may be supplemented from time to time following execution.

The terms of the debt securities include those stated in the applicable Indenture and those made part of the Indenture by reference to the TIA.  The debt securities are subject to all of those terms, and holders of debt securities are referred to the applicable Indenture and the TIA for a statement of those terms.

The statements set forth below in this section are brief summaries of certain provisions contained in the Indentures, do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, the Indentures, including the definitions of certain terms therein, and the TIA.  Capitalized terms used in this section and not otherwise defined in this section will have the respective meanings assigned to them in the Indentures.

General

The debt securities will be our direct, unsecured obligations.  The indebtedness represented by the senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness.  The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described below under “Subordination.”

A prospectus supplement, the applicable Indenture and the supplemental indenture or authorizing resolution (including any related officers’ certificate or Company order), if any, relating to any series of debt securities being offered will include specific terms relating to the offering.  These terms will include some or all of the following:

●	the form and title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities;

●	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

●	the date or dates on which the principal of the debt securities shall be payable;

●	the rate or rates (fixed or variable) at which the debt securities shall bear interest, if any, or the method of determining such rate or rates;

●	the date or dates on which any such interest shall be payable, the date or dates on which payment of any such interest shall commence and the record dates for such payment date or dates;

●	the dates on which interest, if any, shall be payable and the record dates for the interest payment dates;

●	the place or places where the principal of and interest, if any, on the debt securities of the series will be payable;

●	any optional or mandatory redemption or repayment option, including any sinking fund, purchase or other analogous provisions;

●	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

●	any provisions granting special rights to holders when a specified event occurs;

●	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

●	any Events of Default or covenants with respect to the debt securities that differ from, or are in addition to, those set forth in the applicable Indenture;

●	if other than U.S. dollars, the currency or currencies for which the debt securities shall be issued or in which the principal thereof, any premium thereon and any interest thereon shall be payable;

●	provisions regarding the convertibility or exchangeability of the debt securities;

●	provisions pertaining to the issuance of debt securities in the form of global debt securities, as described below;

●	provisions relating to the modification of the terms of the debt securities or the rights of security holders;

●	the form of and conditions to issuance of debt securities issuable in definitive form, other than as described below;

●	the identity of the trustee, the registrar for the debt securities and any paying agent; and

●	any other terms not prohibited by the provisions of the applicable Indenture.

The debt securities of a series may be issued in registered, coupon or global form and will be denominated in an amount equal to all or a portion of the aggregate principal amount of those debt securities.  See “Global Debt Securities.”

Unless otherwise set forth in a prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of us.

Neither Indenture will limit the amount of debt securities that we may issue, unless we indicate otherwise in a prospectus supplement.  Each Indenture will allow us to issue debt securities of any series up to the aggregate principal amount that we authorize.

Denominations

Unless otherwise indicated in any applicable prospectus supplement, the debt securities of any series will be issued only in fully registered form in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

Global Debt Securities

Certain series of the debt securities may be issued as permanent global debt securities to be deposited with a depositary with respect to that series.  Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depository Trust Company, or DTC, acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC.  Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee (“participants”) or persons that may hold interests through participants.  In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security.  Ownership of beneficial interests in a global debt security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant.  DTC has no knowledge of the actual beneficial owners of the debt securities.  Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction.  The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form.  Such laws may impair the ability to transfer beneficial interests in a global debt security.

Payments on debt securities represented by a global debt security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing the debt securities.  We expect that upon receipt of any payments with respect to a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security as shown in the records of DTC.  Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any Trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

●

DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or at any time DTC ceases to be registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days after our receipt of such notice;

●	there shall have occurred and be continuing an event of default under the debt securities and the registrar shall have received a request from the depositary to issue certificated securities;

●	we determine in our sole discretion that the global debt security shall be exchangeable for definitive debt securities in registered form; or

●	as may be provided in any applicable prospectus supplement.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.  The definitive debt securities will be registered by the registrar in the name or names instructed by DTC.  We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the Indentures.  No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee.  Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the Indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the Indentures, DTC would authorize the participants holding the relevant beneficial interest to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates.  DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).  DTCC is the holding company for DTC, National Securities Clearance Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.  DTCC is owned by the users of its regulated subsidiaries.  Access to the DTC system is also available to others, such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly.  The rules applicable to DTC and its participants are on file with the SEC.  More information about DTC can be found at www.dtcc.com; the information contained on that website is not incorporated in this prospectus or in any prospectus supplement.

Covenants

Under the Indentures, we have agreed to:

●	pay the principal of, and interest and any premium on, the debt securities when due;

●	maintain a place of payment;

●	deliver an officer’s certificate to the Trustee within 90 days after the end of each fiscal year regarding our review of compliance with our obligations under the Indentures;

●	maintain our corporate existence; and

●	deposit sufficient funds with any paying agent on or before the due date for any payment of principal, interest or premium.

Consolidation, Merger or Asset Sale

Both Indentures generally allow us to consolidate or merge with a person, association or entity.  They also allow us to sell, lease or transfer our property and assets substantially as an entirety to a person, association or entity.

However, we will only consolidate or merge with or into any other person, association or entity or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the Indentures, which include the following requirements:

●	the remaining or acquiring person, association or entity is a corporation or partnership organized under the laws of the United States, any state or the District of Columbia;

●

the remaining or acquiring person, association or entity expressly assumes all of our responsibilities and liabilities under the Indentures, including the punctual payment of all amounts due on the debt securities and performance of the covenants in the Indentures;

●	immediately after giving effect to the transaction, no event which is, or after notice or lapse of time or both would become, an Event of Default, as defined below, exists; and

●	deliver to the Trustee an officer’s certificate and an opinion of counsel stating that all related conditions have been satisfied.

The remaining or acquiring person, association or entity will be substituted for us in the Indentures with the same effect as if it had been an original party to the Indentures.  Thereafter, the successor may exercise our rights and powers under the Indentures, in our name or in its own name.  If we sell or transfer our assets substantially as an entirety, we will be released from all our liabilities and obligations under the Indentures and the debt securities.  If we lease our assets substantially as an entirety, we will not be released from our obligations under the Indentures and the debt securities.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, each of the following events will be an Event of Default under an Indenture with respect to any series of debt securities issued under that Indenture:

●	failure to pay principal of (or premium, if any, on) any debt security of the series when due;

●	failure to deposit a sinking fund or any other such analogous required payment, if any, when due by the terms of a debt security of the series;

●	failure to pay any interest on any debt security of the series when due, continued for 30 days;

●	failure to perform or comply with any covenant in the applicable Indenture or related supplemental indenture, continued for 90 days after written notice as provided in the Indenture;

●	certain events in bankruptcy, insolvency or reorganization affecting us; and

●	any other Event of Default set forth in the applicable indenture or supplemental indenture relating to the debt securities of that series.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an Indenture.  The applicable Trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults of principal or interest or any premium on those debt securities, if it considers such withholding to be in the interest of the holders.

If an Event of Default occurs and is continuing, then the applicable Trustee or the holders of a specified percentage in aggregate principal amount of the outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due and payable immediately; provided, however, that the holders of a majority of the aggregate principal amount of the debt securities of that series may, under certain circumstances, rescind and annul the declaration.

Subject to provisions in each Indenture relating to its duties in case an Event of Default shall have occurred and be continuing, no Trustee will be under an obligation to exercise any of its rights or powers under that Indenture at the request, order or direction of any holders of debt securities then outstanding under that Indenture, unless the holders shall have offered to the applicable Trustee reasonable indemnity.  If such reasonable indemnity is provided, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any power conferred on the Trustee, for any series of debt securities.

Defeasance

Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the applicable Indenture and described briefly below, unless the securities resolutions or supplemental indenture establishing the terms of the series provides otherwise.  Any defeasance may terminate all of our obligations (with limited exceptions) with respect to a series of debt securities and the applicable Indenture (“legal defeasance”), or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series (“covenant defeasance”).

We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option.  If we exercise the legal defeasance option with respect to a series of debt securities, that series may not be accelerated because of an Event of Default.  If we exercise the covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series.

To exercise either defeasance option as to a series of debt securities, we must:

●

irrevocably deposit in trust with the applicable Trustee or another trustee money or U.S. government obligations in an amount to pay and discharge the principal of and any premium and interest on the debt securities on the stated maturities or redemption dates therefor and any mandatory sinking fund payments;

●

deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal of and premium and interest when due on all debt securities of the series to maturity or redemption, as the case may be, and any mandatory sinking fund payments; and

●

comply with certain other conditions.  In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

Discharge

We may discharge all our obligations under an Indenture with respect to the notes of any series, other than our obligation to register the transfer of and to exchange notes of that series, when either:

●

all outstanding notes of that series, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the Trustee cancelled or for cancellation; or

●

all such notes not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we have deposited with the Trustee in trust an amount of cash sufficient to pay the entire indebtedness of such notes, including interest to the stated maturity or applicable redemption date; and

●	we have paid all other sums due under that Indenture and delivered an officer’s certificate and opinion of counsel to the Trustee stating that all related conditions have been satisfied.

Modification of Indentures

Under each Indenture, generally we and the Trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification.

No modification of the principal or interest payment terms, no modification reducing the percentage required for any waiver or modifications and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent.

In addition, we and the applicable Trustee may amend the Indentures without the consent of any holder of the debt securities to make certain technical changes, such as:

●

curing ambiguities or correcting defects or inconsistencies or otherwise adding or changing provisions with respect to matters or questions arising under the Indenture relating to a particular series of debt securities that does not adversely affect the rights of any holder in any material respect;

●	evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

●	providing for the acceptance of appointment by a successor trustee;

●	qualifying the indentures under the TIA;

●	complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded; or

●	adding, changing or eliminating provisions relating to a particular series of debt securities to be issued.

Subordination

Debt securities of a series may be subordinated to our “Senior Indebtedness,” which we define (subject to modification in any applicable prospectus supplement) generally as money borrowed, including guarantees of payment, by us that is not expressly subordinate or junior in right of payment to any of our other indebtedness.  Subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the indenture, and related supplemental indenture or authorizing resolution (including any related officers’ certificate or Company order), and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness that is designated as “Senior Indebtedness” with respect to the series.  Under a subordinated indenture, payment of the principal, interest and premium, if any, on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt.  The Subordinated Indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

●	we fail to pay the principal, interest, premium, if any, or any other amounts on any Senior Indebtedness within any applicable grace period (including at maturity); or

●

any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash;

●	of any insolvency, bankruptcy or similar proceeding involving us or our property; or

●

of a default (other than payment default) with respect to the Senior Indebtedness that imposes a payment blockage on the subordinated debt securities for a maximum of 179 days at any one time, unless the Event of Default has been cured or waived or shall no longer exist.

The Subordinated Indenture will not limit the amount of Senior Indebtedness that we may incur.

No Individual Liability of Officers, Directors, Employees or Shareholders

No director, officer, employee or shareholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under any Indenture or the debt securities by reason of his, her or its status as such.

DESCRIPTION OF CAPITAL STOCK

General

The following summary description of our capital stock is based on the provisions of the Minnesota Business Corporation Act and our articles of incorporation, as amended, and bylaws, as amended. This description does not purport to be complete and is qualified in its entirety by reference to the terms of the articles of incorporation and bylaws. See “Where You Can Find More Information.”

Our authorized capital stock consists of 110,000,000 shares no par value per share, of which 100,000,000 shares have been designated as common stock and 10,000,000 shares have been designated as preferred stock. As of December 19, 2014, we had 66,008,640 shares of our common stock outstanding and 3,333,333 shares of Series C Preferred Stock outstanding.

Common Stock

Each shareholder of record of our common stock is entitled to one vote for each share held on every matter properly submitted to the shareholders for their vote. Holders of our common stock do not have cumulative voting rights. As a result, holders of a majority of the shares of common stock (including shares of any preferred stock voting on an as-converted basis) entitled to vote in any election of directors may elect all of the directors standing for election. After satisfaction of the dividend rights of holders of preferred stock, holders of common stock are entitled ratably to any dividend declared by the board of directors out of funds legally available for this purpose. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available, if any, after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no redemption or conversion rights, no sinking fund provisions and no preemptive right to subscribe for or purchase additional shares of any class of our capital stock. The outstanding shares of our common stock are fully paid and nonassessable, and any shares of common stock issued in an offering pursuant to this prospectus, when issued, will be fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

This section describes the general terms and provisions of our preferred stock. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the State of Minnesota and the SEC each time we issue a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions.

Our board of directors has been authorized to provide for the issuance of up to 10,000,000 shares of our preferred stock in multiple series without the approval of shareholders. With respect to each series of our preferred stock, our board of directors has the authority to fix the following terms, among others:

●	the designation of the series;

●	the number of shares within the series;

●	whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;

●	the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;

●	whether interests in the shares of preferred stock will be represented by depositary shares;

●	whether the shares are redeemable, the redemption price and the terms of redemption;

●	the amount payable to you for each share you own if we dissolve or liquidate;

●	whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;

●	any restrictions on issuance of shares in the same series or any other series;

●	voting rights applicable to the series of preferred stock; and

●	any other rights, priorities, preferences, restrictions or limitations of such series.

Holders of shares of preferred stock will be subordinate to the rights of our general creditors. Shares of our preferred stock that we issue in accordance with their terms will be fully paid and nonassessable, and will not be entitled to preemptive rights unless specified.

Our ability to issue preferred stock, or rights to purchase such shares, could discourage an unsolicited acquisition proposal. For example, we could impede a business combination by issuing a series of preferred stock containing, among other rights and preferences, class voting rights that would enable the holders of such preferred stock to block a business combination transaction. Alternatively, we could facilitate a business combination transaction by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the shareholders. Additionally, under certain circumstances, our issuance of preferred stock could adversely affect the voting power of the holders of our common stock. Although our board of directors is required to make any determination to issue any preferred stock based on its judgment as to the best interests of our shareholders, our board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over prevailing market prices of such stock. Our board of directors does not at present intend to seek shareholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or applicable stock exchange requirements.

Series C Preferred Stock

As of September 30, 2014, the Company had one series of preferred stock issued and outstanding – its Series C Preferred Stock. As of such date, there were 3,333,333 shares of Series C Preferred Stock issued and outstanding.

The Series C Preferred Stock will accrue dividends at an annual rate of 7% payable in cash or, at the Company’s option with respect to dividends accrued during the first year, additional shares of Series C Preferred Stock, and is convertible at any time commencing six months after the Closing into common stock of the Company at a conversion price of $3.00 per share (subject to adjustment). The Company has the right to force the conversion of the Series C Preferred Stock in the event that the Company’s common stock trades above $5.00 per share (subject to adjustment) for 28 trading days in a 30 consecutive trading day period commencing on the initial convertibility date provided that the conversion shares are registered pursuant to an effective registration statement available for resales and certain other conditions are met. Commencing on the one-year anniversary of the issuance date, the Company also has the right to call the outstanding Series C Preferred Stock at a redemption price per share equal to 110% of the stated value per share of the Series C Preferred Stock, plus accrued and unpaid dividends thereon, provided that the conversion shares are registered pursuant to an effective registration statement available for resales and certain other conditions are met.

With respect to the Series C Preferred Stock, the number of shares of common stock to be received upon the conversion of the Series C Preferred Stock and the conversion price of the Series C Preferred Stock are subject to adjustment for any subdivision or combination of our outstanding shares of Common Stock (by any share split, share dividend, recapitalization, reorganization, scheme, arrangement or otherwise).

Additionally, the Series C Preferred Stock contains an adjustment provision for any subsequent equity sales of securities that are priced below the conversion price of the Series C Preferred Stock. The adjustment provides for “full” ratchet price protection during the period from issuance to the six-month anniversary and thereafter on a weighted average basis, but in no event lower than a price that would require shareholder approval under applicable NASDAQ rules, which we have no obligation to obtain. Specifically, if we sell or grant any option to purchase, or sell or grant any right to re-price, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents, at an effective price per share less than the Conversion Price then in effect (the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), then simultaneously with the consummation of each Dilutive Issuance during the “full” ratchet period the conversion price of each the Series C Preferred Stock shall be reduced to equal the Base Stock Price. During the period of weighted average price protection, the price adjustment provision will take into account the number of shares issued and consideration received and proportionally reduce the conversion price based on the number of shares issued at less than the conversion price to the number of shares then outstanding.

The Series C Preferred Stock will participate pari passu with the holders of the Company’s common stock (on an as-converted basis) in the net assets of the Company after the satisfaction in full of the debts of the Company and the payment of any liquidation preference owed to the holders of shares of capital stock of the Corporation ranking prior to the Series C Preferred Stock upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary. The consolidation nor merger of the Company into or with any other entity or entities shall not be deemed to be a liquidation, but the sale, lease or conveyance of all or substantially all the Corporation’s assets (subject to certain exceptions) shall be deemed a liquidation.

In addition to any class voting rights provided by law and the Certificate of Designation, the holders of Series C Preferred Stock shall have the right to vote together with the holders of common stock as a single class on any matter on which the holders of common stock are entitled to vote (including the election of directors) in addition to any class voting rights provided by law and as otherwise provided in the Certificate of Designation. The holders of the Series C Preferred Stock are entitled to cast a one vote for each share of common stock that would be issuable upon the conversion of all the shares of Series C Preferred Stock held by such holder (subject to certain exceptions) on the record date for the determination of shareholders entitled to vote.

Restricted Stock, Options and Warrants

As of September 30, 2014, 914,524 unvested restricted stock awards with a weighted average grant date fair value of $2.90 were outstanding. These restricted stock awards vest over three years based on service criteria or achievement of performance targets. All restricted stock awards are settled in shares of common stock and such shares are included within our calculation of outstanding stock.

As of September 30, 2014, there were options held by our employees and others to purchase an aggregate of 3,981,619 shares of common stock. Of the outstanding options, 1,582,323 options were exercisable at September 30, 2014 at a weighted average exercise price of $2.12 per share. The weighted-average fair value of options granted during the six months ended September 30, 2014 was $2.05 and the total fair value of options exercisable was $1.3 million at September 30, 2014. The weighted-average remaining contractual term for options outstanding was 8.2 years and for options exercisable was 6.4 years at September 30, 2014. At September 30, 2014, the 2004 Stock Plan expired and there were no options available for grant. As of September 30, 2014, the average weighted exercise price of all outstanding options was $2.55 per share.

As of September 30, 2014, there were warrants to purchase 833,333 shares of common stock issued in connection with the issuance of the Series C Preferred Stock. These Warrants are exercisable at any time six months after their issuance and entitle the Investors to purchase shares of the Company’s common stock for a period of five years from the date of the Warrants. The Warrants are exercisable at an exercise price of $3.50 per share (subject to adjustment). The Company has the right to force the exercise of the Warrants for cash in the event that the Company’s common stock trades above $6.00 (subject to adjustment) for 28 trading days in a period of 30 consecutive trading days after the initial exercisability date, provided that the warrant shares are registered pursuant to an effective registration statement available for resales and certain other conditions are met. In connection with certain specified “fundamental transactions” or a “change of control” the Investors have the right to require the Company to repurchase the Warrants for their Black-Scholes value calculated as provided in the Warrants.

With respect to the Warrants, the number of shares of common stock to be received upon the exercise of the Warrants and the exercise price of the Warrants are subject to adjustment for any subdivision or combination of our outstanding shares of Common Stock (by any stock split, stock dividend, recapitalization, reorganization, scheme, arrangement or otherwise).

Additionally, the Warrants contain an adjustment provision for any subsequent equity sales of securities that are priced below the exercise price of the Warrants. The adjustment provides for “full” ratchet price protection during the period from issuance to the six-month anniversary and thereafter on a weighted average basis, but in no event lower than a price that would require shareholder approval under applicable NASDAQ rules, which the Company has no obligation to obtain. Specifically, if we sell or grant any option to purchase, or sell or grant any right to re-price, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents, at an effective price per share less than the Exercise Price then in effect (the “Base Stock Price” and such issuances collectively, a “Dilutive Issuance”), then simultaneously with the consummation of each Dilutive Issuance during the “full” ratchet period the exercise price of the Warrants shall be reduced to equal the Base Stock Price. During the period of weighted average price protection, the price adjustment provision will take into account the number of shares issued and consideration received and proportionally reduce the exercise price based on the number of shares issued at less than the exercise price to the number of shares then outstanding.

Anti-Takeover Effects of Certain Provisions of Minnesota Law

Certain provisions of Minnesota law described below could have an anti-takeover effect. These provisions are intended to provide management flexibility, to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage an unsolicited takeover if our board of directors determines that such a takeover is not in our best interests or the best interests of our shareholders. However, these provisions could have the effect of discouraging certain attempts to acquire us that could deprive our shareholders of opportunities to sell their shares of our stock at higher values.

Section 302A.671 of the Minnesota Business Corporation Act applies, with certain exceptions, to any acquisitions of our stock (from a person other than us, and other than in connection with certain mergers and exchanges to which we are a party) resulting in the beneficial ownership of 20% or more of the voting stock then outstanding. Section 302A.671 requires approval of any such acquisition by a majority vote of our shareholders prior to its consummation. In general, stocks acquired in the absence of such approval are denied voting rights and are redeemable by us at their then-fair market value within 30 days after the acquiring person has failed to give a timely information statement to us or the date the shareholders voted not to grant voting rights to the acquiring person’s stocks.

Section 302A.673 of the Minnesota Business Corporation Act generally prohibits any business combination by us, or any of our subsidiaries, with an interested shareholder, which means any shareholder that purchases 10% or more of our voting stocks within four years following such interested shareholder’s stock acquisition date, unless the business combination is approved by a committee of all of the disinterested members of our board of directors before the interested shareholder’s stock acquisition date.

Indemnification of Certain Persons

Minnesota law and our articles of incorporation and bylaws provide that we will, under certain circumstances and subject to certain limitations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person’s former or present official capacity with us against judgments, penalties, fines, settlements and reasonable expenses. Any such person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding.

Limitations on Director Liability

Our articles of incorporation limit personal liability for breach of the fiduciary duty of our directors to the fullest extent provided by Minnesota law. Such provisions eliminate the personal liability of directors for damages occasioned by breach of fiduciary duty, except for liability based on the director’s duty of loyalty to us or our shareholders, liability for acts or omissions not made in good faith, liability for acts or omissions involving intentional misconduct or knowing violation of law, liability based on payments of improper dividends, liability based on a transaction from which the director derives an improper personal benefit, liability based on violation of state securities laws, and liability for acts occurring prior to the date such provision was added. Any amendment to or repeal of such provisions will not adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Special Provisions of Articles of Incorporation

Our articles of incorporation divides our board of directors into three classes of directors serving staggered, three-year terms. Vacancies, and newly-created directorships resulting from any increase in the size of our board, must be filled by our board, even if the directors then on the board do not constitute a quorum or only one director is left in office. These provisions, together with the provisions of the Minnesota Business Corporation Act, could have the effect of delaying, deferring or preventing a change in control or the removal of existing management, of deterring potential acquirers from making an offer to our shareholders and of limiting any opportunity to realize premiums over prevailing market prices for our common stock in connection therewith. This could be the case notwithstanding that a majority of our shareholders might benefit from such a change in control or offer.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “SPDC.” We have not applied to list our common stock on any other exchange or quotation system.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our senior debt securities, subordinated debt securities, common stock or preferred stock.  Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities.  Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.  In addition to this summary, you should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants.  That warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies, in which the price of such warrants will be payable;

●

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

●	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	the minimum or maximum amount of such warrants which may be exercised at any one time;

●	the anti-dilution provisions of such warrants;

●	the redemption or call provisions of such warrants;

●	provisions regarding changes to or adjustments in the exercise price;

●	the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	a discussion of any material United States federal income tax considerations; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Until they exercise their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise, and will not be entitled to:

●	receive payments of principal of (or premium, if any, on) or interest, if any, on any debt securities purchasable upon exercise;

●	receive dividend payments, if any, with respect to any underlying securities; or

●	exercise the voting rights of any common stock or preferred stock purchasable upon exercise.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the following: senior debt securities, subordinated debt securities, shares of common stock or preferred stock, warrants or any combination of such securities.

The applicable prospectus supplement will describe:

●

the terms of the units and of any of our senior debt securities, subordinated debt securities, common stocks, preferred stocks or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	if applicable, a discussion of any material United States federal income tax considerations.

PLAN OF DISTRIBUTION

We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time as follows:

●	directly to purchasers;

●	through agents;

●	through underwriters;

●	through dealers; and

●	through any other method permitted by applicable law.

We, or agents designated by us, may directly solicit, from time to time, offers to purchase our securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name the agents involved in the offer or sale of our securities and describe any commissions payable by us to these agents in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements which may be entered into with us to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we utilize any underwriters in the sale of our securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the applicable prospectus supplement, which will be used by the underwriters to make resales of our securities in respect of which this prospectus is delivered to the public.  We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.

If we utilize a dealer in the sale of our securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with, or perform services for us in the ordinary course of business.

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

The place and time of delivery for our securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.

SELLING SHAREHOLDERS

We are registering 25,626,075 shares of common stock to permit the shareholders to be named in a prospectus supplement, which we otherwise refer to as the selling shareholders, and their permitted assigns who or that receive their shares after the date of this prospectus, to resell the shares in the manner contemplated under “ Plan of Distribution.”  As to the 25,626,075 shares registered for resale by the selling shareholders, 18,626,075 shares were acquired in connection with the Company’s acquisition of SpeedFC, Inc. in November 2012. The additional 7,000,000 shares registered for resale are shares that are not currently issued and outstanding, but may be issued pursuant to earnout provisions contained in the Fifth Gear acquisition agreement. The Company currently anticipates that any earnout shares issued to the prior owners of Fifth Gear would be issued during the calendar quarter ended March 31, 2015.

These issuances of shares pursuant to these offering was (or will be) exempt from registration under Section 4(2) of the Securities Act.   The SpeedFC issuances have been completed and the shares of common stock acquired therein were issued and outstanding prior to December 24, 2014, the original date of filing of the Registration Statement of which this prospectus is a part. The initial purchaser of our securities, as well as its transferees, pledges, donees or successors, all of whom we refer to as “selling shareholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

Information about selling shareholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

DISTRIBUTION BY SELLING SHAREHOLDERS

Selling shareholders may use this prospectus in connection with sales of up to 25,626,075 shares of our common stock from time to time in one or more transactions (which may involve block transactions).  Sales of shares by the selling shareholders pursuant to this prospectus may, from time to time, be made on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  Sales may be made directly or through agents designated from time to time, or through dealers or underwriters to be designated or in negotiated transactions.  We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock.

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.  The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  In particular, the selling shareholders (including any of their donees, pledgees, transferees or other successors-in-interest) may sell or distribute the shares, from time to time, by any one or more of the following methods:

●	through a firm commitment or best efforts underwriting,

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale or in the over-the-counter market,

●

through a block trade (which may involve crosses) in which the seller’s broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share,

●	through the lending of such securities,

●	through the distribution of such securities by the selling shareholders to their partners, members or shareholders,

●	through purchases by a broker or dealer as principal and resale by the broker or dealer for their account pursuant to this prospectus,

●	through exchange distributions and/or secondary distributions or in the over-the-counter market in accordance with the rules of NASDAQ or the applicable exchange,

●	through ordinary brokerage transactions and transactions in which the broker solicits purchasers,

●	through privately negotiated transactions,

●	through put or call option transactions,

●	by pledge to secure debts and other obligations or on foreclosure of a pledge,

●	through short sales,

●	through a combination of any such methods of sale, or

●	through any other method permitted by applicable law.

The selling shareholders may decide not to sell any shares of common stock.  The selling shareholders may sell all or a portion of the shares beneficially owned by them and offered hereby from time to time directly to other purchasers or through one or more agents, underwriters or broker-dealers. Any selling agent, underwriter or broker-dealer may receive compensation in the form of discounts, concessions or commissions from the selling shareholders, from purchasers of shares for whom they act as agents, or from both sources.  That compensation may be in excess of customary commissions.  The selling shareholders and any broker-dealers, agents and underwriters that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with the sales.  Any commissions or concessions, and any profits on the sale of shares and any discounts, received by the selling shareholders and any such broker-dealers, agents or underwriters may be deemed to be underwriting discounts and commissions.  Because the selling shareholders and any other selling shareholder, broker, dealer or agent may be deemed to be an “underwriter” within the meaning of the Securities Act, the selling shareholders and any other selling shareholder, broker, dealer or agent may be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of the Securities Act (including, without limitation, Sections 11, 12 and 17 thereof) and Rule 10b-5 under the Exchange Act.

As of the date of this prospectus, we have not engaged any underwriter, broker, dealer or agent in connection with any distribution of securities pursuant to this prospectus by selling shareholders.  Upon our notification by a selling shareholder that any material arrangement has been entered into by that selling shareholder with an underwriter or broker-dealer (or if we enter into such an agreement) for the sale of shares through a sale on the NASDAQ Global Market, a privately negotiated transaction, a block trade, a purchase of shares by an underwriter or broker-dealer or through another of the manners of offer and sale described above, we will file an amendment to this prospectus or a supplemental prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing certain material information, including:

●	the name of the selling shareholder;

●	the number of shares being offered;

●	the terms of the offering;

●	the names of the participating underwriters, broker-dealers or agents;

●	any discounts, commissions or other compensation paid to underwriters or broker-dealers and any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers;

●	the public offering price; and

●	other material terms of the offering.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling shareholders may also sell shares of common stock covered by this prospectus pursuant to Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus.  In addition, the selling shareholders may transfer the shares of common stock by other means not described in this prospectus, including, among other things, through distributions to the selling shareholders’ shareholders, general partners and/or limited partners.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids.  The selling shareholders and any other person participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder (including, without limitation, Regulation M of the Exchange Act), which may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of common stock by, the selling shareholders and any other participating person.  To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making and certain other activities with respect to the shares of common stock.  In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the shares of common stock in the market.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all of our expenses relating to the registration of the shares of common stock, including SEC filing fees.  The selling shareholders will pay all underwriting discounts, selling commissions and any related charges applicable to their sale of the shares of common stock.

At any time a particular offer of the shares of common stock is made by the selling shareholders or their donees, pledgees, transferees or other successors-in-interest, a revised prospectus or prospectus supplement, if required, will be distributed.  Such prospectus supplement and related post-effective amendment, if required, will be filed with the SEC to reflect the disclosure of any required additional information with respect to the distribution of the shares of common stock.  We may suspend the sale of shares by the selling shareholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

The selling shareholders are party to a registration rights agreement with us.  A copy of the SpeedFC registration rights agreement was filed with the SEC and is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.  A copy of the Fifth Gear registration rights agreement is filed as an exhibit to this Registration Statement. Under the terms of the registration rights agreements, we have agreed to indemnify selling shareholders who are parties to a registration rights agreement and certain other persons against certain liabilities in connection with the offering of shares of common stock pursuant to the terms of the registration rights agreement, including certain liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.  The selling shareholders who are parties to a registration rights agreement have, subject to certain limitations, agreed to indemnify us against liabilities that may arise from any written information furnished to us by them specifically for use in a prospectus used in connection with the sale of shares pursuant to the terms of the registration rights agreement.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the securities offered by this prospectus will be passed upon by Winthrop & Weinstine, P.A., Minneapolis, Minnesota.  Any underwriters will be advised about legal matters by their own counsel, which will be named in a prospectus supplement to the extent required by law.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.